UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2011 (March 30, 2011)
Avago Technologies Limited
(Exact name of registrant as specified in its charter)

Singapore	001-34428	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Yishun Avenue 7
Singapore 768923	N/A
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (65) 6755-7888
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On March 31, 2011, certain subsidiaries of Avago Technologies Limited (the “Company”); Avago Technologies Finance Pte. Ltd. (“Avago Finance”), Avago Technologies Holding Pte. Ltd., a company incorporated under the Singapore Companies Act (“Holdings”), Avago Technologies International Sales Pte. Ltd., a company incorporated under the Singapore Companies Act (“International Sales”), Avago Technologies U.S. Inc., a Delaware corporation (“U.S. Inc.”) and Avago Technologies General IP (Singapore) Pte. Ltd., a company incorporated under the Singapore Companies Act (“General IP”, and together with Holdings, International Sales and U.S. Inc., the “Guarantors”), entered into a Credit Agreement (the “Credit Agreement”), by and among Avago Finance, the Guarantors, the lenders named therein, and Citicorp International Limited, as administrative agent (“Administrative Agent”). The Credit Agreement provides for an unsecured revolving credit facility that permits Avago Finance to borrow loans from time to time in an aggregate principal amount of up to $200,000,000, for general corporate purposes, and for the issuance of letters of credit of up to $40,000,000 in the aggregate, which reduces the available borrowing capacity under the revolving credit facility on a dollar for dollar basis. Avago Finance’s obligations under the Credit Agreement are guaranteed by the Guarantors. The Credit Agreement has a term of four years.
     Loans under the Credit Agreement will bear interest at a rate per annum equal to (i) the highest of (x) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate, (y) 1/2 of one percent per annum above the U.S. Federal funds rate and (z) the British Bankers Association Interest Settlement Rate applicable to Dollars for a period of one month plus 1.00% or (ii) the rate per annum obtained by dividing (x) the rate per annum appearing on Reuters LIBOR01 Page as the London interbank offered rate for deposits in Dollars for the applicable interest period by (y) a percentage equal to 100% minus the Eurocurrency liabilities reserve percentage specified by the U.S. Federal Reserve System for such interest period, plus, in each case, a margin based on the credit rating of Avago Finance’s long-term unsecured debt or Avago Finance’s corporate credit rating, as applicable (the “Public Debt Rating”).
     The Credit Agreement includes (i) financial covenants requiring Avago Finance to maintain a maximum leverage ratio and a minimum interest coverage ratio; (ii) customary restrictive covenants (subject, in each case, to certain exceptions and amounts) that limit Avago Finance’s ability to, among other things, create liens, merge or consolidate with and into other persons, and sell assets; (iii) customary events of default, upon the occurrence of which, after any applicable grace period, the lenders will have the ability to accelerate all outstanding loans thereunder and terminate the commitments; and (iv) customary representations and warranties. In addition, Avago Finance has the ability, at any time, to increase the aggregate commitments under the Credit Agreement from $200,000,000 to $300,000,000 subject to the condition that no default or event of default shall have occurred and be continuing and other terms and conditions set forth in the Credit Agreement, and the receipt of sufficient commitments for such increase from the lenders. Avago Finance has agreed to pay the lenders a commitment fee at a rate per annum that varies based on the Public Debt Rating.
Item 1.02. Termination of a Material Definitive Agreement.
     In connection with entering into the Credit Agreement (the “Existing Credit Agreement”) described in Item 1.01 of this Current Report on Form 8-K, Avago Finance’s existing, secured Credit Agreement, dated as of December 1, 2005, among Avago Finance, Holdings, Avago Technologies Finance S.à.r.L., Avago Technologies (Malaysia) Sdn. Bhd., Avago Technologies Wireless (U.S.A.) Manufacturing Inc., and Avago Technologies U.S. Inc., the lenders party thereto, Citicorp International Limited (Hong Kong), as Asian Administrative Agent, Citicorp North America, Inc., as Tranche B Term Loan Administrative Agent and as Collateral Agent, Citigroup Global Markets Inc., as Joint Lead Arranger and Joint Lead Bookrunner, Lehman Brothers Inc., as Joint Lead Arranger, Joint Lead Bookrunner and Syndication Agent, Credit Suisse, as Documentation Agent, Oversea-Chinese Banking Corporation Limited, as Singaporean Managing Agent, and The Royal Bank Of Scotland, as Senior Managing Agent, as amended, was terminated and all related agreements entered in connection therewith (including guarantees, pledge agreements and security agreements) were also terminated. There were no outstanding loan borrowings under the Existing Credit Agreement at the time of termination.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an off-Balance Sheet Arrangement of a Registrant.
     The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 5.07. Submission of Matters to a Vote of Security Holders.
On March 30, 2011, the Company held its 2011 Annual General Meeting of Shareholders, at which shareholders voted on the following matters:
(1)	To elect seven members to the Company’s board of directors;
(2)	To approve the re-appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and independent Singapore auditor for the fiscal year ending October 30, 2011 and to authorize the Audit Committee to fix its remuneration;
(3)	To approve the non-employee directors’ cash compensation for the period from March 31, 2011 through the date on which the Company’s 2012 Annual General Meeting is held, as set forth in the Company’s 2011 proxy statement;
(4)	To approve , in a non-binding, advisory vote, the compensation of the Company’s named executive officers, as set forth in the Company’s 2011 proxy statement;
(5)	To recommend, in a non-binding advisory vote, the frequency (every one, two or three years) with which a non-binding, advisory vote to approve the compensation of the Company’s named executive officers should be put to shareholders for their consideration, as set forth in the Company’s 2011 proxy statement;
(6)	To approve the general authorization for the directors of the Company to allot and issue ordinary shares of the Company, as set forth in the Company’s 2011 proxy statement; and
(7)	To approve the 2011 Share Purchase Mandate authorizing the purchase or acquisition by the Company of its own issued ordinary shares, as set forth in the Company’s 2011 proxy statement.
The votes cast in connection with such matters were as follows:
(1)	Election of Directors:

Name	For	Against	Abstain	Broker Non-Votes
Hock E. Tan	188,349,560	2,237,376	9,949	5,008,792
Adam H. Clammer	154,217,089	36,348,306	31,490	5,008,792
James V. Diller	190,109,459	477,078	10,348	5,008,792
Kenneth Y. Hao	155,090,475	35,496,063	10,347	5,008,792
John M. Hsuan	189,256,248	1,325,736	14,901	5,008,792
Justine F. Lien	189,971,867	615,073	9,945	5,008,792
Donald Macleod	189,022,147	1,564,394	10,344	5,008,792
(2)	Re-appointment of PricewaterhouseCoopers LLP:

For	Against	Abstain	Broker Non-Votes
195,593,207	7,515	4,955	0

(3)	Non-Employee Directors’ Cash Compensation:

For	Against	Abstain	Broker Non-Votes
190,561,103	31,620	4,162	5,008,792

(4) Non-Binding, Advisory Vote to Approve Named Executive Officers’ Compensation:

For	Against	Abstain	Broker Non-Votes
188,094,853	2,493,907	8,125	5,008,792
(5)	Non-Binding, Advisory Vote to Recommend the Frequency of the Vote to Approve Named Executive Officers’ Compensation:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
70,359,236	97,338	119,253,353	886,958	5,008,792
     Shareholders voted, by a majority of the votes cast at the meeting, to recommend that a non-binding, advisory vote to approve the compensation of the Company’s named executive officers be put to shareholders for their consideration every three years. In light of the results of the vote on this proposal, the Company’s board of directors has decided to implement a non-binding, advisory shareholder vote on named executive officers’ compensation once every three years.
(6)	General Authorization for Directors to Allot and Issue Ordinary Shares:

For	Against	Abstain	Broker Non-Votes
189,333,244	408,388	855,253	5,008,792

(7) 2011 Share Purchase Mandate:

For	Against	Abstain	Broker Non-Votes
190,501,692	93,314	1,879	5,008,792

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: April 1, 2011

Avago Technologies Limited
By:	/s/ Douglas R. Bettinger
	Name:	Douglas R. Bettinger
	Title:	Senior Vice President and Chief Financial Officer